Exhibit 99.1

Silver Spike Investment Corp. Announces Second Quarter 2024 Financial Results Conference Call

NEW YORK, July 24, 2024 (GLOBE NEWSWIRE)— Silver Spike Investment Corp. (“SSIC” or the “Company”) (NASDAQ: SSIC), a specialty finance company that has elected to be regulated as a business development company, today announced it will report financial results for its second quarter ended June 30, 2024, before market open on Friday, August 9, 2024.

SSIC will host a conference call and webcast to discuss the Company's financial results at 8:00 a.m. Eastern Time on Friday, August 9, 2024. Participants may register for the call here. A live webcast of the call will also be available on the SSIC website at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by the end of day August 9, 2024.

Call Details – Silver Spike Investment Corp. Second Quarter 2024 Financial Results:

•	When: Friday, August 9, 2024

•	Time: 8:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/u7nrzffw

•	Replay: ssic.silverspikecap.com

About Silver Spike Investment Corp.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in direct loans to privately held middle-market companies, with a focus on cannabis companies and other companies in the health and wellness sector. The Company is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit ssic.silverspikecap.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about SSIC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond SSIC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in SSIC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which SSIC makes them. SSIC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
Bill@silverspikecap.com

212-905-4933